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                             STERLING SOFTWARE, INC.               EXHIBIT 11(a)
                        COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED DECEMBER 31, 1993
                  (in thousands, except per share information)


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                                                                                                  Fully
                                                                                  Primary        Diluted
                                                                                 ---------      ---------
Earnings:
  Earnings applicable to common stockholders . . . . . . . . . . . . . . . .       $10,970        $10,970

  Add:  Interest expense on amounts outstanding for the 5 3/4% Convertible
          Subordinated Debentures (net of applicable income taxes) . . . . .           219          1,064
        Interest income on investment of proceeds from assumed conversion
          of options and warrants (net of applicable income taxes) . . . . .                          143
                                                                                  --------       --------
                                                                                   $11,189        $12,177
                                                                                  --------       --------
                                                                                  --------       --------


Shares:
  Weighted average of shares outstanding . . . . . . . . . . . . . . . . . .        18,093         18,093
  Add common shares issued on assumed exercise of options and warrants . . .         8,400          8,400
  Less common shares assumed repurchased . . . . . . . . . . . . . . . . . .        (3,684)        (3,684)
                                                                                  --------       --------
                                                                                    22,809         22,809
                                                                                  --------
                                                                                  --------


Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . . . . . .                        4,056
                                                                                                 --------

                                                                                                   26,865
                                                                                                 --------
                                                                                                 --------


Earnings per common share:
  Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   .49
                                                                                  --------
                                                                                  --------
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $   .45
                                                                                                 --------
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